Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Financial Results for
the First Quarter of Fiscal Year 2008

Exton, PA — January 30, 2008 — Innovative Solutions & Support, Inc. (NASDAQ: ISSC) (the “Company”) today announced results for the first quarter of fiscal year 2008 ended December 31, 2007.

Sales in the first quarter of fiscal 2008 were $4.7 million, compared to $3.4 million in the first quarter of fiscal 2007.  Sales in the current quarter included the shipment of 58 Flat Panel Display Systems to Eclipse Aviation in the month of December 2007.

The Company reported a net loss of $(4.1) million, or $(0.24) per fully diluted share in the first quarter of fiscal 2008 as compared to a net loss of $(1.1) million, or $(0.07) per fully diluted share in the first quarter of fiscal 2007.  The loss in this year’s first quarter is principally the result of $3.5 million of legal expenses incurred in connection with the successful trade secret case against Kollsman Inc. (“Kollsman”) and related parties and low gross margins related to start up production costs under the Eclipse program.

Related to the trade secret case, on December 18, 2007 the court entered a temporary injunction aimed at preventing further use of IS&S’s trade secret and proprietary information.  The judge presiding over the case will hear IS&S’s claims for a permanent injunction as well as punitive and exemplary damages and attorneys’ fees against Kollsman and the other defendants in a hearing currently scheduled for March, 2008.

Ray Wilson, Chief Executive Officer of Innovative Solutions and Support, Inc., commented, “I am encouraged by the progress achieved as we enter our new fiscal year.  In December, our Flat Panel Display System was officially certified as part of the Avio NG Total Aircraft Integration System.  This is the fastest certification of a new OEM aircraft avionics system, and we are excited to have partnered with Eclipse Aviation in this landmark achievement.  With certification complete, Eclipse FPD production will be consistent with their delivery schedules.  We also expect to see demand to retrofit the approximately 100 Eclipse VLJs that were originally manufactured before our FPD systems were available.  Production and shipments are also ramping up on several other existing contracts this quarter, including FedEx and American Airlines, and we expect several others will follow over the balance of the year.”

As of December 31, 2007, backlog was approximately $70 million, of which approximately $61 million was for Flat Panel Display Systems.  At December 31, 2006, Flat Panel Display System backlog was $23.5 million.  Except for orders currently in production and with definitive delivery requirements over roughly the next eight weeks, backlog figures do not include the potential value of the Eclipse Agreement.

Please refer to the accompanying schedules highlighting the Statement of Operations and Balance Sheet.  For information on our backlog, please refer to the investor presentation attached as Exhibit 99.1 to our Form 8-K filed with the SEC on January 10, 2008.

The Company will host a conference call tomorrow morning, Thursday, January 31, 2008 at 9:30 am local time (EST) to discuss these results as well as our business outlook. Please call in to participate at (973) 582-2703. The conference call ID# is: 31999863.  Also, the Company website (www.innovative-ss.com) will carry the conference call live and have it available for subsequent listening for a period of 60 days.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) designs, manufactures and markets flight information computers, large flat panel displays and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation (RVSM), airspeed, altitude, and engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include market acceptance of our flat panel display systems or other planned products for product enhancements; difficulties in developing and producing our flat panel system or other planned products or product enhancements; continued market acceptance of our air data systems and products; the availability of government funding and customer requirements; our ability to gain regulatory approval of our products in a timely manner; delays in receiving components from third party suppliers; the competitive environment; the termination of programs or contracts for convenience by customers; failure to retain key personnel; new product offerings from competitors; potential future acquisitions; protection of intellectual property rights; and our ability to service the international market.

Investor Contact:

John Long

Chief Financial Officer

610-646-0350

jlong@innovative-ss.com

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Innovative Solutions and Support, Inc.

Consolidated Balance Sheet

(unaudited)

	December 31, 2007	September 30, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,819,458	$49,151,078
Accounts receivable	5,109,240	6,248,606
Inventories	9,637,230	9,363,795
Deferred income taxes	1,033,030	899,895
Prepaid expenses	7,749,392	6,208,804
Total current assets	67,348,350	71,872,178

Property and equipment, net	9,298,447	9,377,337

Other assets	3,650,101	3,336,270

TOTAL ASSETS	$80,296,898	$84,585,785

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of capitalized lease obligation	$9,908	$9,908
Accounts payable	5,092,254	4,077,789
Accrued expenses	3,099,201	4,670,832
Deferred revenue	272,549	660,415
Total current liabilities	8,473,912	9,418,944

Note payable	4,335,000	4,335,000
Long term portion of capitalized lease obligation	45,128	47,542
Deferred revenue	32,902	50,520

SHAREHOLDERS’ EQUITY:
Common stock	18,167	18,161
Additional paid-in capital	44,818,781	44,607,993
Retained earnings	40,659,436	44,194,053
Treasury stock	(18,086,428)	(18,086,428)
Total shareholders’ equity	67,409,956	70,733,779

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$80,296,898	$84,585,785

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three months ended
	December 31,
	2007	2006

Net sales:
Product	$3,899,788	$3,182,028
Engineering - modification & development	835,859	246,620
Total net sales	4,735,647	3,428,648

Cost of sales
Product	2,770,099	1,747,216
Engineering - modification & development	888,960	286,729
Total cost of sales	3,659,059	2,033,945
Gross profit	1,076,588	1,394,703

Operating expenses:
Research and development	1,740,668	1,324,354
Selling, general and administrative	5,935,906	3,059,015
Total operating expenses	7,676,574	4,383,369
Operating income (loss)	(6,599,986)	(2,988,666)

Interest income	589,361	816,273
Interest expense	(50,539)	(50,760)
Income (loss) before income taxes	(6,061,164)	(2,223,153)
Income taxes expense (benefit)	(1,939,223)	(1,124,709)
Net income (loss)	$(4,121,941)	$(1,098,444)

Net income (loss) per common share:
Basic	$(0.24)	$(0.07)
Diluted	$(0.24)	$(0.07)

Weighted average shares outstanding:
Basic	16,893,547	16,824,933
Diluted	16,893,547	16,824,933